SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Annual Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 March 27, 2002

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
    (State or other          (Commission File No.)        (I.R.S. Employer
    jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:               (530) 898-0300
-------------------------------------------------------------------------------=

ITEM 4.  CHANGES TO REGISTRANT'S CERTIFYING ACCOUNTANTS

On March 22, 2002, TriCo Bancshares (the "Company") decided not to renew the engagement of its current independent public accountants, Arthur Andersen LLP ("Andersen"). This determination followed the Company's decision to seek proposals from other independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2002.

The decision not to renew the engagement of Andersen was made by the Board of Directors based upon a recommendation of its Audit Committee.

During the Company's two most recent fiscal years ended December 31, 2001, and during the interim period through March 22, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the matter of the disagreement in connection with their reports. The audit reports of Andersen on the consolidated financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. The Company has requested that Andersen furnish it with a letter, addressed to the Commission stating whether or not it agrees with the above statements. A letter from Andersen is attached as Exhibit 16.1.

Effective March 22, 2002, the Board of Directors, based upon a recommendation of its Audit Committee, retained KPMG LLP ("KPMG") as its independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2002. The decision to retain KPMG will be submitted to shareholders for nonbonding ratification at the Annual Meeting of Shareholders in May 2002.

Neither the Company's certificate of incorporation nor by-laws requires that the shareholders ratify the selection of our independent auditors. If the appointment of KPMG is ratified, the Board of Directors and the Audit Committee may in their discretion change the appointment at any time during the year if they determine that such change would be in the best interest of the Company and its shareholders. If the shareholders do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain KPMG, but may retain KPMG if they deem it to be in the best interest of the Company and its shareholders.

During the Company's two most recent fiscal years ended December 31, 2001, and during the interim period through March 22, 2002, there were no reportable events as defined in Item 301 (a)(1)(v) of Regulation S-K.

During the Company's two most recent fiscal years ended December 31, 2001, and during the interim period through March 22, 2002, the Company did not consult with KPMG regarding either:

                 (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

                 (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this Item) or a reportable event identified (as described in Item 304(a)(1)(v) of Regulation S-K and related instruction to this Item).


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      The following exhibits are filed as part of this Form 8-K.

         Exhibit No.    Description
         -----------    -----------

            16.1 Letter from Arthur Andersen LLP regarding change in certifying accountant

            99          Press release, dated March 27, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March  27, 2002               /s/ Thomas J. Reddish
     -------------------             --------------------------------------
                                     Thomas J. Reddish, Vice President
                                     and Chief Financial Officer (Principal
                                     Financial and Accounting Officer)


INDEX TO EXHIBITS

    Exhibit No.                                 Description
    -----------                             -------------------
       16.1 Letter from Arthur Andersen regarding change in certifying accountant

       99                   Press release issued March 27, 2002